UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ¨

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to 14a-12

OMNITEK ENGINEERING CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)           Date Filed:

Omnitek Engineering Corp.

1333 Keystone Way, Suite 101

Vista, CA  92081

Dear Fellow Shareholder:

On behalf of your Board of Directors, I cordially invite you to attend the 2017 Annual Meeting of Shareholders of Omnitek Engineering Corp., which will be held on Friday, October 27, 2017 at 10:00 a.m. Pacific Standard Time.

We are very pleased again this year to be using the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareholders electronically.  We believe that this e-proxy process expedites our shareholders' receipt of proxy materials, lowers the cost of distribution and reduces the environmental impact of our Annual Meeting.

In accordance with this rule, we sent a Notice of Availability of Proxy Materials (“Notice of Availability”) on or about September 15, 2017 to shareholders of record as of the close of business on September 1, 2017.  The Notice of Availability contained instructions on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and vote online.  If you did not receive a printed copy of our proxy materials and would like to receive one from us instead of downloading a printable version, please follow the instructions for requesting such materials included in the Notice of Availability, as well as in the attached Proxy Statement.  Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.  At the Annual Meeting we will also respond to your questions.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to read our Proxy Statement and vote.  You may submit your proxy electronically, by telephone or by mail.

I look forward to our 2017 Annual Meeting of Shareholders.

Date: September __, 2017	_______________________________
Werner Funk,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 27, 2017

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Omnitek Engineering Corp. (the “Company”) will be held at 1333 Keystone Way, Suite 101, Vista, California  92081 at 10:00 a.m. Pacific Standard Time on Friday, October 27, 2017, for the following purposes:

1.The election of five directors: Werner Funk, Richard Miller, George G. Chachas, Gary S. Maier, and John M. Palumbo for the ensuing year;

2.The ratification of Sadler, Gibb & Associates, L.L.C. as the Company's independent accountants for the fiscal year 2017;

3.The ratification and approval of the Omnitek 2017 Long-Term Incentive Plan (the “2017 Plan”). and,

4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on September 1, 2017 as the Record Date for the determination of shareholders that are entitled to notice of and to vote at the meeting and any adjournment thereof.  Only shareholders of record as of the close of business on the Record Date are entitled to notice and to vote at this meeting or any postponements or adjournments.  A complete list of the shareholders entitled to vote at the meeting will be open to examination by any shareholder, for any purpose germane to the meeting, during normal business hours for ten (10) days prior to the date of the meeting, at the Company’s offices at 1333 Keystone Way, Suite 101, Vista, California 92081.

Attendance at the Annual Meeting will be limited to shareholders of the Company.  Shareholders will be required to furnish proof of ownership of the Company’s Common Stock before being admitted to the meeting.  Shareholders holding shares in the name of a broker or other nominee are requested to bring a statement from the broker or nominee confirming their ownership in the Company’s Stock.

You are cordially invited to attend the meeting. Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the special meeting of shareholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Shareholders on October 27, 2017

The Proxy Statement is available at http://www.colonialstock.com/Omnitek2017

By order of the Board of Directors,
Date: September __, 2017	_______________________________

Werner Funk,
President and Chief Executive Officer

Directions to

Annual Meeting of Shareholders of Omnitek Engineering Corp.

to be held at:

Omnitek Engineering Corp.

1333 Keystone Way, Suite 101

Vista, CA  92081

(Friday, October 27, 2017 at 10:00 a.m.)

From the I-5 North or South

1.Take the Palomar Airport Road exit

2. Turn East onto Palomar Airport Road

3.Turn Left onto Business Park Drive

4. Turn Left onto Keystone Way

From the East

1.Take the I-15 to Highway 78

2.Take the Highway 78 exit West

3. Take the Sycamore Ave. exit

4. Turn Left onto Sycamore Ave.

5. Turn Left onto Business Park Drive

6. Turn Right onto Keystone Way

INFORMATION ABOUT THE ANNUAL MEETING

Why Am I Receiving These Proxy Materials?

The Board of Directors of Omnitek Engineering Corp. (“Omnitek”) is soliciting proxies to be voted at the 2017 Annual Meeting of Shareholders. This proxy statement includes information about the issues to be voted on at the meeting.

The proxy materials will be made available beginning September 15, 2017 to all shareholders of record at the close of business on September 1, 2017, the record date for the 2017 Annual Meeting.  As of the record date, there were 20,281,082 shares of Omnitek common stock outstanding. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

As required by California law, a list of shareholders entitled to vote at the Annual Meeting will be available during the 2017 Annual Meeting, and for ten days prior to the meeting, during ordinary business hours at Omnitek’s corporate headquarters located at 1333 Keystone Way, Suite 101, Vista, CA  92081.

How Many Votes Do I Have?

You may vote all shares of Omnitek common stock that you owned at the close of business on September 1, 2017, the record date.  Each share you owned on the record date is entitled to one vote for each matter presented at the meeting. These shares include:

•Shares held directly in your name as the “shareholder of record” (subject to any instruction you may receive from the beneficial owner if you hold shares as a nominee); and,

•Shares held for you as the beneficial owner through a broker, bank or other nominee in “street name.”

If I am a Shareholder of Record, How Can I Vote My Shares?

You can vote by proxy, the Internet, telephone, or in person.  You have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Time, on October 26, 2017.

How Do I Vote By Proxy?

If you are a shareholder of record, you may vote your proxy by mail.  Simply mark your proxy card, date and sign it, and return it to Omnitek in the postage-paid envelope provided. If you vote by mail, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all or some of the nominees for director or whether you withhold authority to vote for all directors. If you vote by mail, sign your proxy card, and if you do not indicate specific instructions, your shares will be voted “FOR” the election of all three nominees for director.

Any information contained on the Company’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on the Company’s website as part of this proxy statement.

If any other matter is presented at the Annual Meeting, your proxies will be voted in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How Do I Vote By Internet?

Go to the website at http://www.colonialstock.com/Omnitek2017.  Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

How do I Vote by Phone?

Use any touch-tone telephone and dial 1-877-285-8605 to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY PHONE.

May I Revoke My Proxy?

If you give a proxy, you may revoke it in any one of the following ways:

•Submit a valid later-dated proxy card;

•Notify Omnitek’s secretary in writing before the Annual Meeting that you have revoked your proxy; or

•Vote in person at the Annual Meeting.

How Do I Vote In Person?

If you are a shareholder of record, you may cast your vote in person at the Annual Meeting. If you plan to vote in person, please see “How Can I Gain Admittance to the Annual Meeting” below.

If I Hold Shares In Street Name, How Can I Vote My Shares?

You can submit voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the telephone or by mail. Please refer to the voting instruction form included in these materials by your broker, bank or nominee.

What Constitutes a Quorum?

A majority of the outstanding shares present or represented by proxy, constitutes a quorum for the conduct of business at the Annual Meeting.

What Vote Is Required to Approve the Election Of Directors?

The affirmative vote of a majority of the votes cast by shareholders entitled to vote; present in person or by proxy, at the Annual Meeting is required to elect each Director.

Abstentions are counted for the purposes of determining whether a quorum is achieved and for determining the number of shares that are present in person or by proxy at the Annual Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Absent timely client voting instructions, brokers currently are authorized to exercise discretionary voting authority on certain routine proposals such as the election of directors. Shares that are not voted on proxies returned by brokers, which we refer to as a broker non-vote, will be counted in respect of the Annual Meeting for the purpose of determining whether a quorum has been achieved. Broker non-votes will not be counted in respect of the Annual Meeting for purposes of determining the number of shares present in person or represented by proxy and will thus have no impact on the election of directors.

Who Bears the Costs of Soliciting these Proxies?

Omnitek is paying the cost of preparing, printing and mailing these proxy materials. Proxies are being solicited principally by mail, but proxies may also be solicited personally, by telephone or similar means, by directors, officers and regular employees of Omnitek without additional compensation. We will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of common stock.

How Can I Gain Admittance to the Annual Meeting?

If you are a shareholder of record you need to bring a form of personal photo identification with you in order to be admitted to the Annual Meeting. If you want to attend the Annual Meeting and you do not hold shares in your name but hold them through a bank, broker or other nominee, you will need to present a letter from the holder of record that confirms your ownership of those shares and a form of personal photo identification in order to be admitted to the Annual Meeting. We reserve the right to refuse admittance to anyone without proper proof of share ownership and proper photo identification.

Shareholder Communications with the Board

Shareholders may submit comments or complaints regarding accounting, internal controls or auditing matters through our website, http://www.omnitekcorp.com. Upon receipt of a complaint or concern, our Board will determine whether the complaint actually pertains to accounting matters and will notify the proper party and forward the communication, when appropriate.

Comments regarding other matters may be communicated to the Board or a particular Board member using the same process. Upon receipt of a communication not related to accounting, internal controls or auditing matters, the Board will determine whether the communication deals with the functions or responsibilities of the Board or a committee thereof and, when appropriate, will notify the particular committee and forward the communication.

Board Attendance at Annual Meetings

Although the Company does not maintain a policy requiring directors to attend annual meetings of shareholders, they are invited and encouraged to do so. To facilitate their attendance, a meeting of the Board is typically scheduled on the same day and near the location of each regularly scheduled meeting of shareholders.

Omnitek Engineering Corp.

Proxy Statement

Annual Meeting of Shareholders

October 27, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Omnitek Engineering Corp. (the “Company” or “Omnitek”) for use at the Annual Meeting of Shareholders to be held Friday October 27, 2017 at 10:00 a.m. Pacific Standard Time, or at any adjournment thereof, for purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The meeting will be held at the Company’s principal executive offices at 1333 Keystone Way, Suite 101, Vista, CA  92081.  The telephone number for contacting the Company regarding the meeting is (760) 591-0888.  When proxies are properly dated, executed and returned, or voted by Internet or phone, the shares they represent will be voted at the meeting in accordance with the instructions of the shareholder.  If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.  This Proxy Statement, the 2016 Annual Report on Form 10-K for the year ended December 31, 2016, and the accompanying proxy card are first being made available to shareholders on or about September 15, 2017.

Voting Securities and Record Date

The Company has one class of stock outstanding, Common Stock, no par value per share (“Common Stock”).  This class of stock is the only class of stock entitled to notice and the right to vote on the matters of the Company.  At the record date there were 20,281,082 shares of Common Stock issued and outstanding.

The board of directors has fixed the close of business on September 1, 2017 as the Record Date (the “Record Date”).  Shareholders of record at the close of business on the Record Date are entitled to notice and to vote at the meeting or any postponements or adjournments, on the basis of one vote for each share of Common Stock that they own.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering a written notice of revocation or a duly executed proxy bearing a later date, to the Company, Attention: Werner Funk, President, or by attending the meeting and voting in person.

Appraisal Rights

 Under the California General Corporation Law, our shareholders are not entitled to appraisal rights or other similar rights in connection with any matter to be acted upon at this meeting.

Solicitation

The cost of solicitation will be borne by the Company.  In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may be solicited by the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram.  Although the exact cost of preparation, mailing and holding of the meeting is not known at this time, it is anticipated that the cost will be approximately $5,000.

Voting Rights

Under the California Corporations Code, the Company’s Articles of Incorporation, and its Bylaws, the holders of Common Stock shall be entitled to vote one vote for each share of stock held as of the Record Date for all matters, including the election of directors.  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST,” “WITHHELD” OR “ABSTAIN” are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.  Abstentions will not be counted as a vote FOR or AGAINST a proposal.  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted.  Thus, a broker non-vote will not affect the outcome of the voting on a proposal.  Except with respect to elections of directors, any shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares, or vote them against the proposal.  If a shareholder fails to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

Cumulative Voting

With respect to voting on the election of directors, shareholders shall not be entitled to cumulate votes unless the candidates' names have been placed in nomination before the commencement of the voting and a shareholder has given notice at the meeting, and before the voting has begun, of his or her intention to cumulate votes.  If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates as he or she thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.  Votes cast against a candidate or which are withheld shall have no effect.  Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot rather than by voice vote. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors’ nominees as possible.

Voting Proxies

The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders.  If no specification is made, the shares will be voted “FOR” the nominees named herein as directors, or their respective substitute as may be appointed by the Board of Directors and “FOR” all other proposals.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth security ownership information as of the close of business on the Record Date, for individuals or entities in the following categories at the Company’s fiscal year end: (i) persons known by the Company to own beneficially more than five percent (5%) of the Company’s Common stock, (ii) each director, (iii) each Named Executive Officer listed in the “Summary Compensation Table” set forth herein below, and (iv) all directors and executive officers as a group.

Name and Address Amount and Nature

Title of Class of Beneficial Owner of Ownership        Percent of Class

	Werner Funk Trust UDT 9/25/07	9,842,081(1) (2)	48.53%
Common Stock	1333 Keystone Way, Suite 101
	Vista, CA 92081

Common Stock	Garber Family Trust	1,044,655(3)	5.15%
	1732 Emerald Isle Way
	Oxnard, CA 93035

Common Stock	Randall B. Garber	1,044,655	5.15%
	18351 Kenyon Avenue
	Lakeville, MN 55044

Common Stock	Linda J. Francis Revocable Trust	1,044,655(4)	5.15%
	Meadowcreek Lane
	Copley, OH 44321

Common Stock	Richard Miller	135,417(5)	0.67%
	1333 Keystone Way
	Suite 101
	Vista, CA 92081

	Janice M. Quigley	325,000(6)	1.61%
Common Stock	1333 Keystone Way
	Suite 101
	Vista, CA 92081

Common Stock	George G. Chachas	273,027(7)	1.35%
	11682 El Camino Real
	Suite 100
	San Diego, CA 92130

Common Stock	Gary S. Maier	275,000(8)	1.36%
	815 Moraga Drive
	Suite 306
	Los Angeles, CA 90049

	John M. Palumbo	185,500(9)	0.92%
Common Stock	8905 Rex Road
	Pico Rivera, CA 90660

Common Stock	Directors and Executive	10,995,965	54.42%
	Officers as a Group (6 persons)

*     The Directors and Named Executive Officers are Werner Funk, Janice M. Quigley, George G. Chachas, Gary S. Maier, John M. Palumbo, and Richard Miller.

(1)This amount includes 8,413,192 shares of common stock and currently vested options to purchase 1,428,889 shares of Common Stock.

(2)Werner Funk, the Trustee of the Werner Funk Trust UDT 9/25/07 has sole voting and dispositive power of said shares.

(3)The Trustee(s) of the Garber Family Trust DTD 02/13/02, have sole voting and dispositive power as to all of the shares.

(4)The Trustee(s) of the Linda J. Francis Revocable Trust DTD 11/26/96, has sole voting and dispositive power as to all of the shares.

(5)This amount includes currently vested options to purchase 135,417 shares of Common Stock.

(6)This amount includes 175,000 shares of common stock and currently vested options to purchase 150,000 shares of Common Stock.

(7)This amount includes currently vested options to purchase 200,000 shares of Common Stock; warrants to purchase 29,527 shares of Common Stock, and 43,500 shares of Common Stock held in the name of Tuva Co., LLC, over which Mr. Chachas has sole voting power.

(8)This amount includes currently vested options to purchase 200,000 shares of Common Stock and a warrant to purchase 20,000 shares of stock.

(9)This amount includes currently vested options to purchase 175,000 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock, to file initial reports of beneficial ownership on Form 3, changes in beneficial ownership on Form 4 and an annual statement of beneficial ownership on Form 5, with the SEC.  Such executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all such forms that they have filed.

Based solely on its review of the copies of such forms filed with the SEC electronically, received by the Company and representations from certain reporting persons, the Company believes that for the fiscal year ended December 31, 2016, all the officers, directors and more than 10% beneficial owners complied with the above described filing requirements.

Information about the Board of Directors and Its Committees

During the fiscal year 2016, five meetings of the Board of Directors were held. The Audit Committee held one meeting. The Board took action by unanimous written consent on four occasions.

During the fiscal year 2015, four quarterly meetings of the Board of Directors were held, additionally, three other informal Directors meetings were held.  The Audit Committee held one meeting.  The Board took action by unanimous written consent on nine occasions.

The Board of Directors serves as the Compensation Committee (the “Compensation Committee”), and as Administrator (the “Plan Administrator”)of the 2017 Long-Term Incentive Plan, the 2015 Long-Term Incentive Plan and the 2011 Long-Term Incentive Plan.  The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers.  The Plan Administrator reviews and affects the grant of options under the Company’s 2017 Long-Term Incentive Plan (the “2017 Plan”), 2015 Long-Term Incentive Plan (the “2015 Plan”) and the 2011 Long-Term Incentive Plan (the “2011 Plan”) by execution of instruments in writing in a form approved by the Stock Option Committee.  Subject to the express terms and conditions of the 2017 Plan, 2015 Plan and 2011 Plan (the “Incentive Plans”), the Plan Administrator shall have full power to construe the Incentive Plans and the terms of any option granted under the Incentive Plans, to prescribe, amend and rescind rules and regulations relating to the Incentive Plans or options and to make all other determinations necessary or advisable for the Incentive Plans’ administration.

Audit Committee and Audit Committee Financial Expert

Our board of directors is comprised of five directors, three of which are outside independent directors, and comprise our audit committee.  John M. Palumbo, considered an audit committee financial expert, chairs our audit committee.

Code of Ethics

On August 3, 2012, Omnitek, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, and principal accounting officer that is reasonably designed to deter wrongdoing and to promote:

•Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationship;

•Full, fair, accurate, timely and understandable disclosure in SEC reports and in other public communications;

•Compliance with applicable governmental laws, rules and regulations;

•Prompt internal reporting of violations of the code of ethics to appropriate person or persons identified in the code of ethics; and

•Accountability for adherence to the code of ethics.

The description of the Code of Ethics contained in this report is qualified in its entirety by reference to the full text of the Code of Ethics filed as Exhibit 14.01 to that certain Current Report on Form 8-K filed August 7, 2012.  The Code of Ethics shall be available on Omnitek’s website at www.omnitekcorp.com

Compensation of Directors and Executive Officers

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during the twelve month periods ended December 31, 2016 and 2015 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Stock Award(s) ($)	Option Awards $	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)(1)	(j)
Werner Funk	2016	$76,923(3)	-	$84,973	-	$-	$161,896
CEO, President,	2015	$133,654(3)	-	$84,741	-	$59,077	$218,395
and Secretary

Janice M. Quigley	2016	$-	-	$9,800	-	$-	$9,800
Director and VP	2015	$10,000	-	$-	-	$5,625	$15,625

Richard Miller(2)	2016	$52,308	-	$22,710	-	$-	$75,018
CFO	2015	$31,442	-	$3,245	-	$-	$34,687

(1)  These amounts represent previously accrued unpaid salary owed from prior fiscal years.

(2) On July 27, 2015, Richard Miller was appointed to the Chief Financial Officer position.

(3) In 2016, Mr. Funk was to receive his base salary of $228,846 according to his employment agreement with the Company.  Mr. Funk actually received $76,923, deferring $151,923 of his 2016 salary.  In 2015, Mr. Funk was to receive his base salary of $203,846 according to his employment agreement with the Company. Mr. Funk actually received $133,654 deferring $70,192 of his 2015 salary.

Narrative Disclosure to Summary Compensation Table

On July 26, 2012, Omnitek entered into an Employment Agreement with, and to continue the employment of, Werner Funk, the President and CEO of the Company.  The term of Employment Agreement began on November 1, 2012, (the “Effective Date”) and shall continue for a period of five years until October 31, 2017, unless terminated earlier pursuant to other provisions of the Agreement.  During the Employment Period, Omnitek agrees to pay Mr. Funk a Base Salary as follows:

November 1, 2012 through October 31, 2013 ……… $150,000 per year;

November 1, 2013 through October 31, 2014 ……… $175,000 per year;

November 1, 2014 through October 31, 2015 ……… $200,000 per year;

November 1, 2015 through October 31, 2016 ……… $225,000 per year; and

November 1, 2016 through October 31, 2017 ……… $250,000 per year.

In addition, Omnitek granted Mr. Funk a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 400,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-sixtieth (1/60) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

On July 26, 2012, Omnitek also entered into an Employment Agreement with, and to continue the employment of, Janice M. Quigley, the Vice President and Chief Financial Officer of the Company.  The term of Employment Agreement began on November 1, 2012, (the “Effective Date”) and shall continue for a period of two years until October 31, 2014, unless terminated earlier pursuant to other provisions of the Agreement.  During the Employment Period, Omnitek to pay Mrs. Quigley a Base Salary of $60,000 per year.  On August 17, 2013, Janice M. Quigley resigned as the Chief Financial Officer, however she remains a Vice President.

In addition, Omnitek granted Mrs. Quigley a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 50,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-twenty-fourth (1/24) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the second anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

On November 3, 2015, Omnitek entered into an Employment Agreement with Richard Miller, the Chief Financial Officer of the Company.  The term of Employment Agreement began on November 3, 2015, (the “Effective Date”) and shall continue for a period of four years until November 2, 2019, unless terminated earlier pursuant to other provisions of the Agreement.  During the Employment Period, Omnitek agrees to pay Mr. Miller a Base Salary of $85,000 per year.

In addition, Omnitek granted Mr. Miller a Stock Option pursuant to the 2015 Long-Term Incentive Plan, to purchase 100,000 shares of common stock, at an exercise price of $0.71 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 15 trading day periods. One-forty eight (1/48) of the total number of shares subject to the Option shall vest and become exercisable at the end of each month following the Date of Grant the same day of each month as the Date of Grant, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Date of Grant.  The Options will be exercisable for a period of seven years from the Effective Date.

On April 15, 2016 in consideration for and in exchange of $100,000 of deferred salary owing to its the President and CEO, Werner Funk, per the agreement of Mr. Funk, Omnitek granted to Werner Funk, a Non-Qualified Stock Option pursuant to the 2015 Long-Term Incentive Plan, to purchase 470,000 shares of common stock, at an exercise price of $0.286 representing 110% of the closing price (i.e. $0.26) of the common stock on such date; Said Options shall vest and be exercisable immediately and shall be exercisable for a period of seven years from the date of grant.

Also on April 15, 2016, Omnitek granted to each of Janice Quigley, Vice President and Richard Miller, Chief Financial Officer, a Non-Qualified Stock Option pursuant to the 2015 Long-Term Incentive Plan, to purchase 50,000 shares of common stock, at an exercise price of $0.286 representing 110% of the closing price (i.e. $0.26) of the common stock of the Corporation as of such date. Said Options shall vest and be exercisable immediately and shall be exercisable for a period of seven years from the date of grant.

Copies of Mr. Funk and Mrs. Quigley’s Employment Agreements were filed as Exhibit 10.01 and 10.02 on Form 8-K dated August 1, 2012.  A copy of Mr. Millers Employment Agreement is attached hereto as Exhibit 10.01.  The foregoing descriptions of the Employment Agreements are qualified in its entirety by reference to the full text of such agreements.

No Named Executive Officer exercised any options or SARs during the last completed fiscal year or owned any unexercised options or SARs at the end of the fiscal year.

There are no agreements or understandings for any executive officer to resign at the request of another person. None of our executive officers acts or will act on behalf of or at the direction of any other person.

Compensation of Directors

There was no compensation paid to any director who was a Named Executive Officer during the year ended December 31, 2016, other than that provided for attendance at meetings.   The three outside independent directors received each, a non-qualified stock option grant to purchase fifty thousand (50,000) shares of Omnitek’s common stock at an exercise price of $0.26 per share on April 15, 2016.  Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from Omnitek with respect to any Director that would result in payments to such person because of his or her resignation with Omnitek, or its subsidiaries, any change in control of Omnitek. There are no agreements or understandings for any Director to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for the named executive officers on stock option holdings as of the end of 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
Werner Funk	333,333	0	66,667	$2.56	10/31/2019
	470,000	0	0	$0.286	4/14/2023
Janice M. Quigley	50,000	0	0	$2.56	10/31/2019
	50,000	0	0	$0.286	4/14/2023
Richard Miller	29,167	0	70,833	$0.71	11/2/2022
	50,000	0	0	$0.286	4/14/2023

On September 1, 2006, the Board of Directors adopted the Omnitek Engineering Corp. 2006 Long-term Incentive Plan (the “2006 Plan”), under which 1,000,000 shares of Omnitek’s Common Stock were reserved for issuance by Omnitek to attract and retain employees and directors of the Company and to provide such persons with incentives and awards for superior performance and providing services to Omnitek.  The 2006 Plan was administered by a committee comprised of the Board of Directors of Omnitek or appointed by the Board of Directors, which has broad flexibility in designing stock-based incentives.  The Board of Directors determines the number of shares granted and the option exercise price, pursuant to the terms of the Plan.  On November 30, 2007, the Board of Directors authorized the increase of shares available under the 2006 Plan to 10,000,000 post-split adjusted shares.  The 2006 Plan and all options underlying the 2006 Plan have expired.

On August 3, 2011, the Board of Directors adopted the Omnitek Engineering Corp. 2011 Long-term Incentive Plan (the “2011 Plan”), under which 1,000,000 shares of Omnitek’s Common Stock were reserved for issuance by Omnitek’s to attract and retain employees and directors of Omnitek and to provide such persons with incentives and awards for superior performance and providing services to Omnitek.  The 2011 Plan is administered by a committee comprised of the Board of Directors of Omnitek or appointed by the Board of Directors, which has broad flexibility in designing stock-based incentives.  The Board of Directors determines the number of shares granted and the option exercise price, pursuant to the terms of the Plan.

On September 11, 2015, the Board of Directors adopted the Omnitek Engineering Corp. 2015 Long-term Incentive Plan (the “2015 Plan”), under which 2,500,000 shares of Company’s Common Stock were reserved for issuance by the company to attract and retain employees and directors of the Company and to provide such persons with incentives and awards for superior performance and providing services to the Company. The 2015 Plan is administered by a committee comprised of the Board of Directors of Omnitek or appointed by the Board of Directors, which has broad flexibility in designing stock-based incentives.  The Board of Directors determines the number of shares granted and the option exercise price, pursuant to the terms of the Plan.

On June 30, 2016, the Board of Directors adopted the Omnitek Engineering Corp. 2017 Long-term Incentive Plan (the “2017 Plan”), under which 5,000,000 shares of Company’s Common Stock were reserved for issuance by the company to attract and retain employees and directors of the Company and to provide such persons with incentives and awards for superior performance and providing services to the Company. The 2017 Plan is administered by a committee comprised of the Board of Directors of Omnitek or appointed by the Board of Directors, which has broad flexibility in designing stock-based incentives.  The Board of Directors determines the number of shares granted and the option exercise price, pursuant to the terms of the Plan.

Independent Public Accountants

The Company’s independent accountants for the fiscal year ended December 31, 2016 were Sadler, Gibb & Associates, L.L.C. of Farmington, Utah, who have served as the Company's independent accountants since 2010.  As set forth below in Proposal 2, the Company has appointed Sadler, Gibb & Associates, L.L.C., as the Company's independent accountants for the fiscal year ending December 31, 2017.

Audit Fees

During the fiscal year ended December 31, 2016, we incurred $30,000 in fees to our principal independent accountants for professional services rendered in connection with the audit and reviews of our financial statements for fiscal year ended December 31, 2016.

Audit-Related Fees

The aggregate fees billed during the fiscal years ended December 31, 2016 and 2015 for assurance and related services by our principal independent accountants that are reasonably related to the performance of the audit or review of our financial statements (and are not reported under Item 9(e)(1) of Schedule 14A was $0 and $0, respectively.

Deadline for Receipt of Shareholder Proposals for the Next Annual Meeting

Proposals of shareholders of the Company, which are intended to be presented at the Company’s next annual meeting of shareholders, must be received by the Company no later than January 1, 2018, and otherwise be in compliance with the Company’s Articles of Incorporation and Bylaws, as amended, and with applicable laws and regulations in order to be included in the Proxy Statement and form of Proxy relating to that meeting.

Any Shareholder proposals received after this deadline may still be able to be included as a proposal, however, they must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

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BUSINESS TO BE TRANSACTED

PROPOSAL 1.

ELECTION OF DIRECTORS

Nominees

Five directors are to be elected at the annual meeting, to hold office for a term of one (1) year.  It is intended that the accompanying Proxy will be voted in favor of the nominees to serve as directors unless the shareholder indicates to the contrary on the Proxy.  Management expects that the nominees will be available for election, but if any such nominee is not a candidate at the time the election occurs, it is intended that such Proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.  Votes withheld will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting but have no other legal effect upon the election of directors under California law.

PRESENT DIRECTORS WHO ARE NOMINEES FOR RE-ELECTION

Name of Nominee	Age	Position (Proposed Term as Director)
Werner Funk	59	Director – 1 Year

Richard Miller	57	Director – 1 Year

George G. Chachas	54	Director – 1 Year

Gary S. Maier	64	Director – 1 Year

John M. Palumbo	61	Director – 1 Year

Werner Funk – Mr. Funk was born in Germany.  He has been a Director and the CEO of Omnitek since its formation in May of 2001.  Mr. Funk has over 30 years of experience in international business, manufacturing, engineering, marketing and Internet commerce.  He is responsible for management, marketing and new product design.  Mr. Funk was educated in Germany where he attended high school and vocational college for automotive technology and graduated with honors receiving a bachelor degree in automotive technology.  While living in Germany, he worked for Mercedes-Benz and was the assistant crew chief of a Porsche factory sponsored racing team.  Mr. Funk moved to the United States in 1978, where upon he started Nology Engineering Inc., a California Corporation, which designs, manufactures and markets automotive products for the performance aftermarket.  Mr. Funk is currently the CEO of Nology and Performance Stores.  Mr. Funk is also the inventor of 7 registered and pending patents.

Richard Miller – Mr. Miller was appointed as the Chief Financial Officer of the Company on August 3, 2015.  Mr. Miller has more than 16 years of financial management and accounting experience.  Prior to joining Omnitek, he served since 2010 as the controller for American Rim Supply, Inc., a privately held company based in Carlsbad, California. From 2006 to 2009 Mr. Miller served as assistant controller for Crestone Group, LLC, a Carlsbad-based commercial bakery with five manufacturing facilities. Earlier in his career from 2001 to 2006, he was a tax manager with J.H. Cohn, LLP, a regional full-service accounting firm headquartered in New Jersey.  Mr. Miller is a certified public accountant and double majored in communications and psychology, earning a Bachelor of Arts degree with honors from the University of California, Los Angeles.

George G. Chachas – Mr. Chachas was appointed as a Director of the Company on August 3, 2012, and is the principal of Chachas Law Group with experience in the area of corporate law, securities, and mergers and acquisitions.  Prior to establishing Chachas Law Group in 2006, Mr. Chachas was a partner of Wenthur & Chachas, LLP from 1993 through 2005.  Mr. Chachas received a J.D. from California Western School of Law in 1987, and also holds a B.A. (Economics) from San Diego State University in 1985.  Mr. Chachas was admitted to the California Bar in 1987, the District of Columbia Bar in 1989 and the State Bar of Colorado in 1994.

Gary S. Maier – Mr. Maier was appointed as a Director of the Company on August 3, 2012, and is an investor relations veteran with more than 25 years of industry experience.  Prior to establishing Maier & Company, Inc. in 2003, he was a principal of another Los Angeles-based investor relations firm.  He has counseled diverse clients ranging in size from multi-billion dollar organizations to emerging growth public and private companies across the country.  His career includes positions with an international public relations firm and a proxy solicitation firm offering investor relations services, both based in New York, as well as a Chicago-based financial relations agency. He is a long-time member of the National Investor Relations Institute.  His experience also includes local and national political campaigns – including serving as the Illinois deputy press secretary for Walter Mondale’s 1984 presidential campaign. Maier served as a board member for 18 years, including a term as president, of Veterans Park Conservancy, a non-profit community public/private partnership dedicated to the enhancement and preservation of four hundred acres of federal land to honor our nation’s veterans.  He served for several years on the board of Southern California’s Colony Theater Company. Maier holds bachelor and master of philosophy degrees from Ohio University and completed course work toward a Ph.D. in philosophy at DePaul University.  He served on the adjunct faculties of DePaul and Loyola University in Chicago and is a graduate of New York University’s Graduate School of Business Administration’s Careers in Business program.

John M. Palumbo – Mr. Palumbo was appointed as a Director of the Company on October 23, 2013, and is currently the CEO of Partschannel, Inc., a distributor of aftermarket collision replacement parts.   Prior to this Mr. Palumbo was the CFO at Solar Integrated Technologies, Inc., and before that the CFO for Keystone Automotive Industries, Inc.  (NASDAQ:KEYS).  Mr. Palumbo holds a Bachelor of Science degree in finance from Canisius College in Buffalo New York and obtained his EMBA from Peter F. Drucker Claremont Graduate University in Claremont California.  Mr. Palumbo is a Certified Public Accountant in the state of California.   Additionally, Mr. Palumbo serves on the board of the Certified Automotive Parts Association (CAPA), an independent, non-profit certification organization dedicated to ensuring high-quality parts and standards for automotive collision replacement parts.

VOTE REQUIRED.  Directors are elected by a plurality of the votes cast by the shares of common stock represented at the meeting. (i.e. the persons who receive the greatest number of votes casts will be elected).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE NOMINEES AS SET FORTH ABOVE.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Company has appointed Sadler, Gibb & Associates, L.L.C., as the Company's independent accountants for the fiscal year ending December 31, 2017.  Sadler, Gibb & Associates, L.L.C. has served as the Company's independent accountants since 2010.  Services provided to the Company in fiscal 2016 included examination of the Company’s financial annual statements.

VOTE REQUIRED.  The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to ratify the appointment of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” SUCH RATIFICATION

PROPOSAL 3.

RATIFICATION OF THE 2017 LONG-TERM INCENTIVE PLAN

On June 30, 2017, the Board of Directors adopted the Omnitek Engineering Corp. 2017 Long-term Incentive Plan (the "2017 Plan"), under which 5,000,000 shares of Company's Common Stock were reserved for issuance by the company to attract and retain employees and directors of the Company and to provide such persons with incentives and awards for superior performance and providing services to the Company.

The 2017 Plan is administered by a committee comprised of the Board of Directors of the Company or appointed by the Board of Directors, which has broad flexibility in designing stock-based incentives. The Board of Directors determines the number of shares granted and the option exercise price, pursuant to the terms of the Plan.

A copy of the 2017 Plan is set forth in Appendix 1 attached hereto.

Description of the 2017 Plan

The 2017 Plan reserved 5,000,000 shares of the Company's common stock for issuance pursuant to stock options to be granted under the Plan.

The Board of Directors or a committee appointed by the Board of Directors has the authority to grant options under the 2017 Plan to employees and officers of the Company and to generally exercise all authority of the Board under the 2017 Plan.

Incentive stock options and/or non-statutory stock options may be granted to employees, officers, directors and consultants of the Company during the term of the 2017 Plan, which expires on June 30, 2017.  All employees of the Company are eligible to receive options under the 2017 Plan.

The Board of Directors will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  The option price or procedure for setting the option price shall be established by the Board of Directors at the time of the granting of an option.  For incentive stock options, the option price may not be less than the fair market value of the Company's stock on the date of grant.  For non-statutory stock options, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant.  In the event of stock dividends, splits, and similar capital changes, the 2017 Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

The term of each option shall be no more than ten years from the date of grant.  Options expire thirty days following termination of employment, except in the case of permanent disability or Death.  In the case of termination due to permanent disability, the option terminates six months (or such shorter period as specified in the option agreement) from the date the employee ceases to work as a result of the disability (but in no event later than the date of expiration of the term of such option as set forth in the option agreement).  In the case of termination due to death, the option terminates six months (or such shorter period as specified in the option agreement) from the date of death (but in no event later than the date of expiration of the term of such option as set forth in the option agreement).  The Board of Directors has the authority to extend the foregoing expiration dates of any outstanding option in circumstances it deems appropriate, provided that it may not extend an option beyond the original term of such option (e.g. ten years from the date of grant).

The purchase price of the options can be paid in cash or the tender of shares of the Company’s common stock which the option holder has held for a minimum of six month.  For non-statutory options, the option holder must also pay the Company, at the time of exercise, the amount of federal, state, and local withholding taxes required to be withheld by the Company.  These taxes are also typically paid in cash.  The Option Plan also permits other forms of payment if authorized by the Board.

In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation.  If the successor corporation refuses to assume options or substitute equivalent options, the Board may provide option holders with the right to immediately exercise all of their options, whether vested or unvested.

In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

The Plan may be modified, amended, or terminated by the Board except with respect to incentive stock options granted prior to such action.  Notwithstanding the foregoing, shareholder approval is required for any amendment which increases the number of shares subject to the Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption or substitution of options in connection with mergers or acquisitions).

Incentive Stock Options

If an option granted under the Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes.  Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income)  The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee.  Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option.  However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Non-Statutory (Non-Qualified) Stock Options

Non-statutory stock options granted under the Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee.  An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option.  However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.  The income realized by the optionee will be subject to income and other employee withholding taxes.  The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.  Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.  In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-statutory stock option or a sale or disposition of the shares acquired upon the exercise of a non-statutory stock option.  However, upon the exercise of a non-statutory stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED.  The affirmative vote of holders of a majority of the shares of common represented at the meeting is required to ratify the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” SUCH RATIFICATION

Other Matters

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your proxies may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

By order of the Board of Directors,

Date: September __, 2017	_______________________________
Werner Funk,
President and Chief Executive Officer